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                                                                     EXHIBIT 2.2







                                   SHAREHOLDER

                                    AGREEMENT

                                  BY AND AMONG

                             BROOKS AUTOMATION, INC.

                                DAIFUKU CO., LTD.

                           DAIFUKU AMERICA CORPORATION










                             DATED: JANUARY 6, 2000


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                              SHAREHOLDER AGREEMENT

                                TABLE OF CONTENTS

ARTICLE 1. COVENANTS OF INVESTORS.................................................................................1

1.1   Standstill Agreement........................................................................................1
1.2.  Agreement To Vote...........................................................................................1
2.3   Proxy Solicitations.........................................................................................2
1.4   Voting Agreements...........................................................................................2

ARTICLE 2. RESTRICTION ON TRANSFERS...............................................................................2

2.1  Restriction on Transfers.....................................................................................2
2.2  Restriction on Transfer of Voting Securities.................................................................2
2.3  Exceptions...................................................................................................3
2.5  Certificates Legended........................................................................................3

ARTICLE 3. INVESTMENT.............................................................................................3

3.1  Accredited Investor Status...................................................................................3
3.2  Investment Purpose...........................................................................................4

ARTICLE 4. DEFINITIONS............................................................................................4

ARTICLE 5. MISCELLANEOUS..........................................................................................5

5.1   TERM........................................................................................................5
5.2   NOTICES.....................................................................................................5
5.3   Integration with Master Purchase Agreement..................................................................7
5.4   Amendments and Waivers......................................................................................7
5.5   ASSIGNMENT; SUCCESSORS AND ASSIGNS..........................................................................7
5.6   Governing Law; Severability.................................................................................7
5.7   Counterparts................................................................................................7
5.8   Effect of Table of Contents and Headings....................................................................7
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                              SHAREHOLDER AGREEMENT

     SHAREHOLDER AGREEMENT entered into as of the __ day of January, 2000, by and among Brooks Automation, Inc., a Delaware corporation ("Brooks"), Daifuku
Co., Ltd., a Japanese company ("Daifuku Japan"), and Daifuku America
Corporation, an Illinois corporation and wholly-owned subsidiary of Daifuku
Japan ( "Daifuku America"). (Daifuku Japan and Daifuku America are referred to collectively as the "Investors.")


                              W I T N E S S E T H:

     WHEREAS, Brooks, ASC Merger Corp., a Delaware subsidiary of Brooks, ASI
Merger Corp., a Delaware subsidiary of Brooks, and the Investors entered into an Agreement and Plan of Merger dated December 15, 1999 (the "Merger Agreement") whereby Brooks has agreed to acquire Auto-Soft Corporation, a Utah corporation and wholly-owned subsidiary of Daifuku America, by merging ASC Merger Corp. into it and to acquire AutoSimulations, Inc., a Utah corporation and wholly-owned subsidiary of Daifuku America, by merging ASI Merger Corp. into it, in exchange for cash and shares of Common Stock of Brooks; and

     WHEREAS, as a result of such transaction Daifuku America will become a major stockholder of Brooks; and

     WHEREAS, the Investors and Brooks wish to enter into certain agreements relating to the terms upon which the Purchase Shares shall be held and transferred and other matters; and

     WHEREAS, it is a condition to the Merger Agreement that this Shareholder
Agreement be entered into;

     NOW, THEREFORE, in consideration of the entering into of the Merger
Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, it is hereby agreed by and between the parties as follows:

ARTICLE 1.  COVENANTS OF INVESTORS.

     The Investors agree with Brooks that following the Closing:

     1.1 STANDSTILL AGREEMENT. Neither the Investors nor any Affiliate of the
Investors will, without the prior written consent of Brooks, directly or indirectly, acquire any Voting Securities if the effect of such acquisition would be to increase the aggregate amount of all Voting Securities then owned by the Investors and all of their Affiliates to greater than 9.9% of the total amount of Voting Securities then issued and outstanding (based upon the amount reported in Brooks' most recent filing with the SEC on either a Form 10-Q or a Form 10-K, except that nothing in the foregoing shall prohibit receipt of stock dividends pro rata with other stockholders).

     1.2 AGREEMENT TO VOTE. The Investors shall take such action as may be required so that all Voting Securities owned by the Investors and any of the Affiliates of either (i) are represented in person or by proxy at all meetings so that they may be counted for the purpose of determining




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the presence of a quorum at such meetings, and (ii) are voted on all matters to be voted on by the holders of Voting Securities in accordance with the recommendation of the Board of Directors of Brooks.

     1.3 PROXY SOLICITATIONS.

          (a) Neither the Investors nor any Affiliate of either of the Investors shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the Board of Directors of Brooks with respect to any matter.

          (b) Neither the Investors nor any Affiliate of either of the Investors shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person (other than a group consisting exclusively of the Investors and their Affiliates), for the purpose of acquiring, holding, voting or disposing of Voting Securities. Neither the Investors nor Affiliates of either shall become a "person" within the meaning of
Section 13(d)(3) of the Exchange Act or act in concert with any person or
Schedule 13D Group participating in a Triggering Event in opposition to the recommendation of the Board of Directors of Brooks.

     1.4 VOTING AGREEMENTS. Neither the Investors nor any Affiliate of either of the Investors shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities, other than this Shareholder Agreement.

ARTICLE 2. RESTRICTION ON TRANSFERS.

     2.1 RESTRICTION ON TRANSFER OF PURCHASE SHARES. Daifuku America agrees that prior to the third Anniversary Date, it may not transfer or agree to transfer
(whether by way of gift, sale, transfer, assignment, pledge, hypothecation, mortgage or otherwise) any interest in any Purchase Shares directly or indirectly owned by it, except that the restriction of this Section 2.1 shall lapse with respect to one-third of the total number of Purchase Shares on each of the first, second and third Anniversary Dates.

     2.2 RESTRICTION ON TRANSFER OF VOTING SECURITIES.

          (a) For the term of this Agreement, neither the Investors nor any Affiliates of either may transfer (whether by way of gift, sale, transfer, assignment, pledge, hypothecation, mortgage or otherwise) any interest in any Voting Securities directly or indirectly owned by them to (i) any party that, together with all of its Affiliates and any Schedule 13D Group with which such party may be affiliated, would then own greater than 5% of the total Voting
Securities upon consummation of such transfer, or (ii) any Competitor of Brooks.

          (b) For the term of this Agreement, neither the Investors nor any Affiliates of either may (i) make any short sale, sell any option or forward contract to purchase, or purchase any option or forward contract to sell, any Voting Securities, or (ii) engage in any hedging transactions with respect to any Voting Securities, in either case which may have an impact on the market price of the Voting Securities.


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     2.3 EXCEPTIONS. Notwithstanding the restrictions of Section 2.1 and 2.2,
Investors and assignees permittee under Section 5.5 may at any time engage in
(a) the sale of Voting Securities in an underwritten public offering pursuant to the Registration Rights Agreement by and among Brooks and Daifuku America of even date herewith (and nothing contained in this Agreement shall be interpreted as abridging any of the rights of the Investors under such Registration Rights
Agreement), (b) any pledge or hypothecation to a bona fide financial institution to secure a bona fide loan, or the foreclosure of any lien or encumbrance which may be placed upon any Voting Securities (whether voluntarily or involuntarily),
(c) a sale to Brooks or any person or group approved in writing by the Board of
Directors of Brooks, (d) a sale in response to (i) an offer to purchase or exchange for cash or other consideration any Voting Securities (A) which is made by or on behalf of Brooks or (B) which is made by another person or group and is approved by the Board of Directors of Brooks within the time such Board is required pursuant to regulations under the Exchange Act to advise the shareholders of Brooks of the Board's position on such offer, or (e) a sale pursuant to a plan of liquidation of Brooks.

     2.4 CERTIFICATES LEGENDED. Upon the execution of this Agreement, and during the term of this Agreement, each certificate evidencing any of the Purchase
Shares held by the Investors or any of their Affiliates shall be conspicuously legended as follows:

               "The stock evidenced by this certificate is subject to the restrictions of, and is transferable only upon compliance with the provisions of, a Shareholder Agreement dated January __, 2000 between the corporation and the holders of certain securities of the corporation. A copy of said agreement is on file in the office of the corporation, and a copy thereof will be mailed to the holder hereof without charge upon receipt of a written request therefor.

               The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an exemption therefrom."

ARTICLE 3. INVESTMENT

     3.1 ACCREDITED INVESTOR STATUS.

     Daifuku America is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act. Daifuku America understands that the
Purchase Shares are being offered and issued to it hereunder in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that Brooks is relying upon the truth and accuracy of, and Daifuku America's compliance with the representations, warranties, agreements, acknowledgments and understandings of Daifuku America set forth herein and in the Merger Agreement to determine the availability of such exemptions and the eligibility of Daifuku America to obtain the Purchase
Shares.


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     3.2 INVESTMENT PURPOSE.

     Daifuku America is acquiring the Purchase Shares for its own account for investment purposes only and not with a present view toward, or in connection with, the public sale or distribution thereof in violation of applicable securities laws. Daifuku America will not, directly or indirectly, offer, sell, pledge or otherwise transfer the Purchase Shares or any interest therein except pursuant to transactions that are exempt from registration requirements of the Securities Act and/or an effective registration statement under the Securities
Act, the rules and regulations promulgated pursuant thereto and applicable state securities laws in the United States. Daifuku America understands that the Purchase Shares are not currently registered under the Securities Act and, unless the Purchase Shares are registered hereafter pursuant to the Securities
Act and any applicable state securities laws or an exemption from such registration is available, Daifuku America must bear the economic risk of this investment indefinitely.


ARTICLE 4. DEFINITIONS.

     All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Merger Agreement. In addition, for purposes of this Agreement, the following terms shall have the indicated respective meanings:

     "Acquisition Transaction" means (i) any merger or consolidation of a party hereto with or into another corporation or entity (whether or not the party is the surviving entity if, after the merger or consolidation, more than 50% of the voting stock of the surviving corporation is owned by persons who were not holders of voting securities of the party hereto prior to the merger or consolidation), (ii) the sale or transfer of 50% or more of the voting power of a party hereto, or (iii) the sale of all or substantially all of the assets of a party hereto.

     "Affiliate" has the meaning specified under the Securities Act.

     "Anniversary Date" means the first, second or third anniversary of the date of the Closing Date under the Merger Agreement.

     "Common Stock" shall include any class of capital stock of Brooks, now or hereafter authorized, the right of which to share in distributions either of earnings or assets of Brooks is without limit as to any amount or percentage, and common stock or other securities issued in substitution or exchange for the presently authorized Common Stock in connection with a reorganization, reclassification, merger or sale of assets.

     "Competitor" means any individual or entity whose business is in substantial competition with the business carried on by Brooks or any of its Affiliates.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued under the Exchange Act, as they each may, from time to time, be in effect.

     "Investors" has the meaning specified in the first paragraph of this Agreement.


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     "Purchase Shares" means the shares of Common Stock of Brooks, $.01 par value per share, to be issued to Daifuku America pursuant to the Merger
Agreement.

     "SEC" means the Securities and Exchange Commission, or any other Federal agency at the time administering the securities laws of the United States.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued under the Securities Act, as they each may, from time to time, be in effect.

     "Schedule 13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as now in effect and based on present legal interpretations thereof) to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 12(d) (3) of the Exchange Act if such group beneficially owned Voting Securities representing more than 5% of the total combined voting power of all Voting Securities then outstanding, but specifically shall not include the Investors and any of their Affiliates or any group of which they are the only members.

     "Triggering Events" means any of the following: (i) a tender or exchange offer is made by any person or Schedule 13D Group to acquire Voting Securities which, if added to any Voting Securities (if any) already owned by such person or Schedule 13D Group, would represent more than 15% of the total combined voting power of all Voting Securities then outstanding; (ii) it is publicly disclosed or Investors otherwise learn that Voting Securities representing more than 15% of the total combined voting power of all Voting Securities then outstanding have been acquired subsequent to November 30, 1999, or are proposed
(in a public announcement or filing) to be acquired subsequent to such date by any person or Schedule 13D Group; or (iii) any person or Schedule 13D Group shall beneficially own Voting Securities representing more than 15% of the total combined voting power of all Voting Securities then outstanding, and would be required (under rules and regulations in effect on the date hereof) to file a statement on Schedule 13D with the SEC reporting beneficial ownership of such Voting Securities.

     "Voting Securities" means the Common Stock of Brooks, $.01 par value per share, any other class of capital stock of Brooks outstanding and entitled to vote generally on the election of directors, and includes any right, option, or warrant to acquire any such class of capital stock or security exchangeable for or convertible into any such class of capital stock.

ARTICLE 5. MISCELLANEOUS.

     5.1 TERM.

          (a) Unless earlier terminated by mutual agreement, this agreement will be for a term of three years, except that the provisions of Article 1 and
Section 2.2(a) shall continue so long as the Investors and their Affiliates collectively own beneficially more than 1% of the outstanding Voting Securities.

     5.2 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given
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hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section):

      If to Brooks, to:

           Brooks Automation, Inc.
           15 Elizabeth Drive
           Chelmsford, MA  01824
           Tel: (978) 262-2400
           Fax: (978) 262-2500
           Attn: Ms. Ellen Richstone

      with a copy to:

           Brown, Rudnick, Freed & Gesmer
           One Financial Center
           Boston, MA  02111
           Tel: (617) 856-8200
           Fax: (617) 856-8201
           Attn: David H. Murphree, Esq.

      If to the Investors, to:

           Daifuku America Corporation
           6700 Tussing Road
           Reynoldsburg, Ohio 43068-5083
           Tel: (614) 863-1888
           Fax: (614) 863-9997
           Attention: Mr. Natsuo Makino

      With a copy to:

           Masuda, Funai, Eifert & Mitchell
           Two Continental Towers
           1701 Golf Road
           Suite 800
           Rolling Meadows, IL  60008-4254
           Tel: (847) 734-8811
           Fax: (847) 734-1089
           Attention: Stephen M. Proctor, Esquire

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.


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     5.3 INTEGRATION WITH MERGER AGREEMENT. This Agreement and the Merger
Agreement (including all exhibits or schedules appended to this Agreement and the Merger Agreement and all documents delivered pursuant to or referred to in this Agreement and the Merger Agreement, all of which are hereby incorporated herein by reference) constitute the entire agreement to the extent provided herein and therein between the parties.

     5.4 AMENDMENTS AND WAIVERS. Changes in or additions to this Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein or therein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of Brooks and the Investors; provided however, that no waiver or consent on any one instance shall be deemed to be or be construed as a further or continuing waiver of any such term or condition unless it expressly so provides.

     5.5 ASSIGNMENT; SUCCESSORS AND ASSIGNS

          (a) Notwithstanding Section 2.1 hereof, Daifuku America may transfer the Purchase Shares at any time to any person beneficially owned 80% or more by Daifuku Japan.

          (b) The parties hereto may not assign their respective rights and responsibilities under this Agreement without the consent of the other party;
provided that subject to paragraph (c) any party may assign this Agreement as part of an Acquisition Transaction upon fifteen days prior written notice to the other party.

          (c) No person in any case shall receive an interest in the Purchase
Shares pursuant to Section 5.5(a) or by operation of law unless such person shall first agree in writing to be bound by all of the terms of this Agreement as if such transferee were one of the Investors hereunder.

          (d) All covenants and agreements hereunder shall inure to the benefit of and be enforceable by, and all obligations shall become the obligations of, the successors or assigns of the parties hereto.

     5.6 GOVERNING LAW; SEVERABILITY. This Agreement shall be deemed a contract made under the laws of the State of Delaware and, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

     5.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

     5.8 EFFECT OF TABLE OF CONTENTS AND HEADINGS. Any table of contents, title of an article or section heading herein contained is for convenience or reference only and shall not affect the meaning or construction of any of the provisions hereof.

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     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the parties hereto or their duly authorized representatives effective as of the date first above written.

                                             Brooks Automation, Inc.

                                             By:________________________________
                                                    Ellen B. Richstone
                                                    Chief Financial Officer


                                             Daifuku Co., Ltd.


                                             By: _______________________________
                                             Its: ______________________________


                                             Daifuku America Corporation


                                             By: _______________________________
                                             Its: ______________________________












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